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                                    EXHIBIT 5


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LOAN MODIFICATION AGREEMENT

               (105 West Charleston Boulevard, Las Vegas, Nevada)

                  THIS LOAN ASSUMPTION AGREEMENT (this "Agreement") is made and entered into as of the ___ day of March, 1999, by and between GENERAL ELECTRIC CAPITAL BUSINESS ASSET FUNDING CORPORATION, a Delaware corporation, whose address is Real Estate Department, 10900 Northeast Fourth Street, Suite 500, Bellevue, Washington 98004 ("Lender"), successor by merger to General Electric Capital Business Asset Financial Corporation, a Delaware corporation formerly known as MetLife Capital Financial Corporation ("MetLife"), and NATIONS FLOORING, INC., a Delaware corporation, whose address is 100 Maiden Lane, 17th Floor, New York, New York 10038 ("New Borrower"), successor by merger to C.B. Realty of Delaware, Inc., a Delaware corporation ("Original Borrower"), with reference to the recitals hereinafter set forth.

                                R E C I T A L S:

                  A. MetLife has heretofore made to Original Borrower a certain loan, pursuant to which Borrower executed and delivered to MetLife the following documents (collectively, the "Loan Documents"), all dated as of May 13, 1998:

                  1. A Promissory Note (the "Note") in the principal face amount of $500,000, on which there is currently owing the principal sum of $482,005.54.

                  2. A Commercial Deed of Trust, Security Agreement, Assignment of Leases and Rents and Fixture Filing (the "Deed of Trust") respecting the Property recorded in Book No. 980520, Document No. 01663, of the Official Records of Clark County, Nevada, with respect to certain real property in the City of Las Vegas, Clark County, Nevada, commonly known as 105 West Charleston Boulevard, and more particularly described in Exhibit A attached hereto (the "Property").

                  3. An Assignment of Rents and Leases (the "Assignment") recorded in Book No. 980520, Document No. 01664, in the Official Records of Clark County, Nevada.

                  4. An Indemnity Agreement Regarding Hazardous Materials (the "Indemnity").

                  B. Lender is the holder of all of the right, title, and interest originally held by MetLife under the Loan Documents.


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                  D. Original Borrower has merged with and into New Borrower, and New Borrower is the successor by merger to Original Borrower. Under the terms of Section 17 of the Deed of Trust, the sale, transfer or assignment of any interest in Borrower requires the Lender's prior written consent. Lender is willing to consent to the merger of Original Borrower into New Borrower on the terms and subject to the conditions set forth herein.

                  E. The parties desire to amend the Loan Documents to reflect the merger of Original Borrower into New Borrower, the merger of MetLife into Lender, and New Borrower's ratification of the obligations of Original Borrower under the Loan Documents.

                  NOW, THEREFORE, in consideration of the above premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, New Borrower and Lender agree as follows:

                  1. Consent to Transfer. Lender hereby consents to the merger of Original Borrower into New Borrower. Nothing contained herein shall be construed to release New Borrower from any liability of Original Borrower under the Loan Documents.

                  2. Ratification of Obligations. New Borrower hereby accepts, assumes, ratifies, and undertakes to perform all covenants, obligations and liabilities of Original Borrower under the Loan Documents. New Borrower shall execute such Uniform Commercial Code financing statements and amendments and such other documentation as Lender may reasonably deem appropriate or necessary in order to protect its security interest in the Property.

                  3. Loan Documents. Except as is expressly set forth herein, the Loan Documents shall remain unmodified and in full force and effect.

                  4. Notices. The addresses of New Borrower and Lender for notices pursuant to Section 18 of the Deed of Trust and otherwise under the Loan Documents shall be their respective addresses shown in the first paragraph hereof.



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                  5. Representations and Warranties of New Borrower. New
Borrower hereby represents, warrants and covenants with Lender as follows:

                           (a) This Agreement is the legally, valid and binding obligation of New Borrower, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors' rights generally.

                           (b) There is no action or proceeding pending or threatened against New Borrower which may substantially affect New Borrower's ability to perform under this Agreement or the validity, priority or enforceability of this Agreement.

                           (c) The execution, delivery and performance of this Agreement have not constituted and will not constitute a breach, default, or violation of or under any agreement, indenture, contract, lease, law, order, decree, judgment or injunction to which New Borrower is a party or may be bound.

                           (d) No representation or warranty of New Borrower contained in this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

                           (e) There exists no default under any of the Loan Documents.

                           (f) All taxes due and payable on the Property have been paid.

                           (g) Any and all certificates of occupancy, permits, licenses, and other authorizations required for the operation of the Property are in full force and effect.

                  6. Incorporation of Exhibits, Etc.. The preamble, recitals and exhibits hereto are hereby incorporated into this Agreement.

                  7 . Governing Law. This Agreement, and the transaction contemplated hereunder, shall be governed by and construed in accordance with the laws of the State of Nevada applicable to contracts made and to be performed therein (excluding choice-of-law principles).


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                  8.       Counterparts.  This  Agreement  may be  executed  in
any number of counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

                  9. Attorneys' Fees of Lender. Borrower shall reimburse the Lender for its reasonable out-of-pocket expenses and pay the fees and disbursements of Hunter, Maclean, Exley & Dunn, P.C., counsel for the Lender, in connection with the preparation of this Agreement and the exhibits hereto and any and all other documents and agreements pursuant hereto.

                  10. Modification. No provision of this Agreement may be changed, waived, discharged, or terminated except by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge, or termination is sought. This Agreement shall inure to the benefit and be binding upon the parties hereto and their respective heirs, successors and permitted assigns.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly authorized officers, under seal, as of the day and year first above written.

LENDER:

GENERAL ELECTRIC CAPITAL BUSINESS
ASSET FUNDING CORPORATION,
a Delaware corporation

By:  _________________________________________

Title:________________________________________

Attest:_______________________________________

Title:________________________________________

[SEAL]




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NEW BORROWER:

NATIONS FLOORING, INC.,
a Delaware corporation

By:  _________________________________________

Title:________________________________________

Attest:_______________________________________

Title:________________________________________

[SEAL]




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STATE OF __________                 )
                                    )        ss
COUNTY OF _________                 )




         This instrument was acknowledged before me on March ___, 1999, by ______ ___________________ and __________________________, as
_____________________ and ______________________, respectively, of Nations
Flooring, Inc.

--------------------------------------

[stamp]




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STATE OF WASHINGTON                 )
                                    )        ss
COUNTY OF KING                      )

         This instrument was acknowledged before me on March ___, 1999, by __________________ and __________________________, as _____________________ and
______________________, respectively, of General Electric Capital Business Asset Funding

Corporation.

--------------------------------------

[stamp]




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                                    EXHIBIT A

               (105 West Charleston Boulevard, Las Vegas, Nevada)

Legal Description:

That portion of the Northeast Quarter (NE1/4) of Section 4, Township 21 South, Range 61 East, M.D.M., City of Las Vegas, Clark County, Nevada, more particularly described as follows:

Lot Two (2) as shown by Map thereof in File 82 of Parcel Maps, page 14, in the Office of the County Recorder of Clark County, Nevada.


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